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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                  OF THE BYLAWS
                                       OF
                              NEOTHERAPEUTICS INC.,
                             A DELAWARE CORPORATION



         I, Samuel Gulko, hereby certify that:

         1. I am the duly elected and acting Secretary of NeoTherapeutics, Inc., a Delaware corporation;

         2. Article II, Section 4 of the Bylaws of this corporation was amended by a resolution duly adopted by the Board of Directors of this corporation on March 24, 2000, to read in full as follows:

                  "SECTION 4. NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETING. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be brought properly before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received no less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder, to be timely, must be received not earlier than the ninetieth day prior to such annual meeting of stockholders and not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting or (b) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders: (a) a brief description of the business desired to be brought before the annual meeting of stockholders and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class, series, and number of shares of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder or any Affiliate of the stockholder in such business. The stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.

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                  To be properly brought before a special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting. No other business may be brought before a special meeting by stockholders.

                  No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this
         Section 4. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision."

         3. Article II, Section 15 of the Bylaws of this corporation was amended by a resolution duly adopted by the Board of Directors of this corporation on March 24, 2000, to read in full as follows:

                  "SECTION 15. NOMINATION AND ELECTION OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation, nominations for the election of directors shall be made by a nominating committee of the Board of Directors if then constituted pursuant to these Bylaws, or if no nominating committee has been constituted, by the Board of Directors. In addition, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders, but only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be received by the Secretary of the Corporation not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting or (b) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. Each such notice by a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at a meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder or any person that directly or

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         indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such stockholder (an "Affiliate" of such stockholder) and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation that are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the written consent of each nominee to serve as a director of the Corporation if so elected. The stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, with respect to the matters set forth in this Section 15.

                  In addition, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever comes first. The stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
         Section 15.

                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this
         Section 15, and if he or she should so determine, the defective nomination shall be disregarded."

         IN WITNESS WHEREOF, I have signed my name hereto as of March 24, 2000.



                                                  ------------------------------
                                                  Samuel Gulko, Secretary

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                            CERTIFICATE OF AMENDMENT
                                  OF THE BYLAWS
                                       OF
                              NEOTHERAPEUTICS, INC.
                             A DELAWARE CORPORATION


         I, Samuel Gulko, hereby certify that:

         1. I am the duly elected and acting Secretary of NeoTherapeutics, Inc., a Delaware corporation; and

         2. Section 2 and Section 3 of the Bylaws of this corporation were amended by a resolution duly adopted by the Board of Directors of this corporation on June 12, 2000, to read in their entirety as follows:

         SECTION 2. NUMBER AND ELECTION OF DIRECTORS. Subject to any limitations in the Certificate of Incorporation, the authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors pursuant to a resolution duly adopted by a majority of the entire Board of Directors, but no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Until changed in the foregoing manner, the number of directors shall be nine (9). Directors shall be elected at each annual meeting of the stockholders to replace directors whose terms then expire, and, subject to the provisions of Section 3 of this Article III, each director elected shall hold office for a term of three(3) years or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Board of Directors, unless the notice specifies a later time for such resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

         SECTION 3. CLASSIFIED BOARD OF DIRECTORS. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The number of directors constituting each Class shall be fixed from time to time by a resolution duly adopted by a majority of the entire Board of Directors. Class I directors shall hold office for a full term expiring at the 2003 annual meeting of stockholders. Class II directors shall hold office for a continuing term expiring at the 2001 annual meeting of stockholders. Class III directors shall hold office for an initial term expiring at the 2002 annual meeting of stockholders. At each annual meeting of stockholders held thereafter, directors shall be elected for a full term of office to succeed the directors of the Class whose terms then expire.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of June 12, 2000.


                                             -----------------------------------
                                             Samuel Gulko, Secretary

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                            CERTIFICATE OF AMENDMENT
                                  OF THE BYLAWS
                                       OF
                              NEOTHERAPEUTICS, INC.
                             A DELAWARE CORPORATION


         I, Samuel Gulko, hereby certify that:

         1. I am the duly elected and acting Secretary of NeoTherapeutics, Inc., a Delaware corporation; and

         2. Section 2 and Section 3 of the Bylaws of this corporation were amended by a resolution duly adopted by the Board of Directors of this corporation on April 21, 1998, to read in their entirety as follows:

         SECTION 2. NUMBER AND ELECTION OF DIRECTORS. Subject to any limitations in the Certificate of Incorporation, the authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors pursuant to a resolution duly adopted by a majority of the entire Board of Directors, but no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Until changed in the foregoing manner, the number of directors shall be nine (9). Directors shall be elected at each annual meeting of the stockholders to replace directors whose terms then expire, and, subject to the provisions of Section 3 of this Article III, each director elected shall hold office for a term of two (2) years or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Board of Directors, unless the notice specifies a later time for such resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

         SECTION 3. CLASSIFIED BOARD OF DIRECTORS. The Board of Directors shall be divided into two (2) classes, as nearly equal in number as possible, designated Class I and Class II. The number of directors constituting each Class shall be fixed from time to time by a resolution duly adopted by a majority of the entire Board of Directors. Class I directors shall hold office for an initial term expiring at the 1998 annual meeting of stockholders. Class II directors shall hold office for a full term expiring at the 1999 annual meeting of stockholders. At each annual meeting of stockholders held thereafter, directors shall be elected for a full term of office to succeed the directors of the Class whose terms then expire.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation as of the 19th day of March, 1999.



                                             /s/ Samuel Gulko
                                             -----------------------------------
                                             Samuel Gulko, Secretary